                                                                    EXHIBIT 99.1

                                                  - NEWS RELEASE -

                                           Date:  October 10, 2002

                                         Source:  Crescent Financial Corporation
                                                  (919) 460-7770



                         Crescent Financial Corporation
           Reports Strong Third Quarter Earnings and Branch Expansion
                                      Plans

         CARY, N.C. - Crescent Financial Corporation, parent company of Crescent State Bank, reported increases in earnings for the third quarter and the first nine months of the 2002 compared with earnings for the same prior year periods. Net income for the three months ended September 30, 2002 increased 171% to $357,000 ($0.20 earnings per share - diluted) from $132,000 for the same period ended September 30, 2001. For the nine-month period ended September 30, 2002, net income increased by 445% to $827,000 ($0.52 earnings per share - diluted) compared to $152,000 for the same prior year period. The increase in earnings for the three and nine month periods is primarily due to growth in net interest income from an increased volume of earning assets.

Over the twelve-month period from September 30, 2001 and September 30, 2002, assets grew by 64% to $191 million. At September 30, 2002, total loans were $114 million and deposits were $162 million reflecting increases of 53% and 61%, respectively, from September 30, 2001. Total stockholders' equity as of September 30, 2002 was $17 million and reflects the recently completed offering of 690,000 shares.

Commenting on the performance, Mike Carlton, President and Chief Executive Officer stated, "We are very pleased with the third quarter and year to date financial results. With our recently completed stock offering, we have significantly strengthened our capital base and are well positioned to continue fulfilling the goals outlined in our strategic plan."

Crescent State Bank has filed an application with the North Carolina Commissioner of Banks and the Federal Deposit Insurance Corporation to operate a full service branch office in Holly Springs, North Carolina. Holly Springs is a rapidly growing community located in the southwest corner of Wake County. Crescent State Bank is a non-member, state-chartered bank operating four banking offices in Cary (2), Apex, and Clayton, NC. Crescent Financial Corporation stock can be found on the NASDAQ Small Cap Market trading under the symbol CRFN.

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

Information in this press release contains "forward-looking statements." These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in Crescent Financial Corporation's recent filings with the Securities Exchange Commission, including but not limited to its Annual Report on Form 10-KSB and its other periodic reports.

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

Crescent Financial Corporation and Subsidiary
Consolidated Comparative Income Statements (Unaudited)
(000s omitted except for per share data)


                                   Three Months       Three Months       Nine Months      Nine Months
                                   ------------       ------------       -----------      -----------
                                          Ended              Ended             Ended            Ended
                                          -----              -----             -----            -----
                                  Sept 30, 2002      Sept 30, 2001     Sept 30, 2002    Sept 30, 2001
                                  -------------      -------------     -------------    -------------
Interest Income                           2,285              1,889             6,189            5,259
Interest Expense                            888                916             2,339            2,568
Net interest income                       1,397                973             3,850            2,691
Provision for loan losses                    96                 74               501              336
Net interest income after
   provision for loan losses              1,301                899             3,349            2,355
Non-interest income                         211                113               519              298
Non-interest expense                      1,103                880             3,026            2,501
Income before taxes                         409                132               842              152
-------------------
Income tax expense                           52                  -                15                -
Net income                                  357                132               827              152
----------
Basic Net Income per
   Share Outstanding                        .20                .09               .53              .10
Diluted Net Income per
   Share Outstanding                        .20                .09               .52              .10
Weighted Average Number of
   Shares Outstanding Basic           1,767,231          1,450,718         1,557,382        1,450,718
Weighted Average Number of
   Shares Outstanding Diluted         1,809,091          1,450,718         1,602,624        1,450,718

2001 per share data has been adjusted to reflect the 9-for-8 stock split, effected as a stock dividend, paid during the second quarter of 2002.

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

Crescent Financial Corporation and Subsidiary
Consolidated Balance Sheets (Unaudited)
(000s omitted)

                                                             Sept 30, 2002          Sept 30, 2001       $ Change       % Change
                       Assets
Cash and non-interest bearing deposits                               9,432                  2,849           6583            231
Interest-earning deposits with banks                                   286                  3,098         (2,812)           (91)
Federal funds sold                                                  37,970                 13,842         24,128            174
Securities available for sale                                       27,677                 21,711          5,966             27
Loans Receivable, net of allowance                                 112,102                 73,209         38,893             53
Accrued interest and dividends receivable                              615                    526             89             17
Federal Home Loan Bank stock                                           500                    250            250            100
Premises and equipment, net                                          1,664                    906            758             84
Other assets                                                           397                    210            187             89
Total Assets                                                       190,643                116,601         74,042             64
------------

Liabilities and Stockholders' Equity
Total Deposits                                                     162,434                100,609         61,825             61
Borrowed funds                                                      10,000                  5,000          5,000            100
Accrued interest payable                                               224                    190             34             18
Accrued expenses and other liabilities                                 560                    205            355            174
                                    Total Liabilities              173,218                106,004         67,569             64
                                    -----------------
             Total Stockholders' Equity                             17,425                 10,597          6,828             64
             --------------------------
           Total Liabilities and Stockholders' Equity              190,643                116,601         74,042             64
           ------------------------------------------



                              ***END OF RELEASE***

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